Exhibit 99.1

Checkpoint Therapeutics Reports Second Quarter 2019 Financial Results and Recent Corporate Highlights

New York, NY – August 8, 2019 – Checkpoint Therapeutics, Inc. (“Checkpoint”) (NASDAQ: CKPT), a clinical-stage, immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers, today announced financial results and recent corporate highlights for the second quarter ended June 30, 2019.

James F. Oliviero, President and Chief Executive Officer of Checkpoint, said, “During the second quarter, we continued to advance our lead clinical programs toward key interim data readouts expected in the second half of 2019. We look forward to reporting additional clinical data for CK-101, our novel, oral, third-generation epidermal growth factor receptor (“EGFR”) inhibitor, before year-end, with the goal of commencing a Phase 3 clinical trial in first-line EGFR mutation-positive non-small cell lung cancer (“NSCLC”) in 2020. In May, we announced positive interim clinical results for cosibelimab (formerly CK-301), our fully human anti-PD-L1 antibody, showing anti-tumor activity across multiple advanced cancers. The initial data are encouraging and potentially differentiate cosibelimab from other drugs in this class as a result of its dual mechanism of action through engaging both T-cells and NK cells. We intend to announce updated clinical data on cosibelimab later this year.”

Financial Results:

•	Cash Position: As of June 30, 2019, Checkpoint’s cash and cash equivalents totaled $13.2 million. On a non-GAAP basis, pro-forma cash and cash equivalents as of June 30, 2019 (excluding third quarter 2019 operations) totaled approximately $16.2 million, after giving effect to approximately $3.0 million of net proceeds from the utilization of the Company’s At-the-Market Issuance Sales Agreement (the "ATM") during the third quarter of 2019. Checkpoint believes that its cash and cash equivalents and projected licensing revenue, along with the additional capital raised in the third quarter of 2019, will be sufficient to fund its anticipated operating cash requirements for at least 12 months.

•	R&D Expenses: Research and development expenses for the second quarter of 2019 were $4.1 million, compared to $5.5 million for the second quarter of 2018, a decrease of $1.4 million. Research and development expenses for the second quarter of 2019 included $0.2 million of non-cash stock expenses, compared to a credit of $0.4 million in stock compensation expense for the second quarter of 2018. The Company expects that, for the balance of 2019, research and development expenses will continue to remain lower than the comparable periods in 2018.

•	G&A Expenses: General and administrative expenses for the second quarter of 2019 were $1.8 million, compared to $1.4 million for the second quarter of 2018, an increase of $0.4 million. General and administrative expenses for the second quarter of 2019 included $0.7 million of non-cash stock expenses, compared to $0.5 million for the second quarter of 2018.

•	Net Loss: Net loss attributable to common stockholders for the second quarter of 2019 was $4.8 million, or $0.15 per share, compared to a net loss of $6.6 million, or $0.23 per share, for the second quarter of 2018. The net loss for the second quarter of 2019 included $0.9 million of non-cash stock expenses, compared to $0.1 million for the second quarter of 2018.

Recent Corporate Highlights:

•	In May 2019, Checkpoint announced positive interim safety and efficacy data from its ongoing multicenter Phase 1 clinical trial of cosibelimab. Cosibelimab is a high affinity, fully-human IgG1 monoclonal antibody that directly binds to programmed death ligand-1 (“PD-L1”) and blocks the PD-L1 interaction with the programmed death receptor-1 (“PD-1”) and B7.1 receptors. Cosibelimab is potentially differentiated from currently marketed PD-1 and PD-L1 antibodies with a half-life that supports sustained >99% tumor target occupancy and the additional benefit of a functional Fc domain capable of inducing antibody-dependent cell-mediated cytotoxicity (“ADCC”) for potentially enhanced efficacy in certain tumor types. Cosibelimab appeared to be safe and well-tolerated with no dose-limiting toxicities. Objective responses and target lesion reductions were observed across diverse tumor types, particularly in NSCLC and cutaneous squamous cell carcinoma.

•	In July 2019, Checkpoint announced that it was added to the Russell 2000® Index.

About Checkpoint Therapeutics

Checkpoint Therapeutics, Inc. (“Checkpoint”) is a clinical-stage, immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. Checkpoint is evaluating its lead small-molecule, targeted anti-cancer agent, CK-101, a third-generation epidermal growth factor receptor (“EGFR”) inhibitor, in a Phase 1/2 clinical trial for the treatment of patients with EGFR mutation-positive non-small cell lung cancer (“NSCLC”). In addition, Checkpoint is currently evaluating its lead antibody product candidate, cosibelimab, an anti-PD-L1 antibody licensed from the Dana-Farber Cancer Institute, in an ongoing Phase 1 clinical trial in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers, including ongoing cohorts intended to support one or more Biologics License Application submissions. Checkpoint is headquartered in New York City and was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). For more information, visit www.checkpointtx.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our plans to submit one or more BLAs and seek accelerated approvals for cosibelimab, statements regarding the potential differentiation of cosibelimab, statements relating to the half-life and functional Fc domain of cosibelimab translating into potential enhanced efficacy, statements relating to how long we believe our cash will fund our operations, any statements relating to our growth strategy and product development programs, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company Contacts:

Jaclyn Jaffe and William Begien

Checkpoint Therapeutics, Inc.

(781) 652-4500

ir@checkpointtx.com

Investor Relations Contact:

Ashley R. Robinson

Managing Director, LifeSci Advisors, LLC

(617) 775-5956

arr@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 940-0135

tplohoros@6degreespr.com

CHECKPOINT THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$13,205	$21,995
Prepaid expenses and other assets	967	1,372
Other receivables - related party	1,051	1,532
Total current assets	15,223	24,899
Total Assets	$15,223	$24,899

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$7,093	$12,317
Accounts payable and accrued expenses - related party	921	776
Total current liabilities	8,014	13,093
Total Liabilities	8,014	13,093

Commitments and Contingencies

Stockholders' Equity
Common Stock ($0.0001 par value), 60,000,000 shares authorized
Class A common shares, 7,000,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018	1	1
Common shares, 29,960,034 and 27,076,154 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	3	3
Common stock issuable, 0 and 960,428 shares as of June 30, 2019 and December 31, 2018, respectively	-	1,748
Additional paid-in capital	113,284	105,451
Accumulated deficit	(106,079)	(95,397)
Total Stockholders’ Equity	7,209	11,806
Total Liabilities and Stockholders’ Equity	$15,223	$24,899

CHECKPOINT THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Revenue - related party	$1,051	$127	$1,403	$470

Operating expenses:
Research and development	4,120	5,453	8,701	12,385
General and administrative	1,758	1,352	3,461	3,546
Total operating expenses	5,878	6,805	12,162	15,931
Loss from operations	(4,827)	(6,678)	(10,759)	(15,461)

Other income
Interest income	35	39	77	57
Total other income	35	39	77	57
Net Loss	$(4,792)	$(6,639)	$(10,682)	$(15,404)

Loss per Share:
Basic and diluted net loss per common share outstanding	$(0.15)	$(0.23)	$(0.33)	$(0.57)

Basic and diluted weighted average number of common shares outstanding	32,704,590	29,044,962	32,475,465	26,910,116